Exhibit 3.1

ARTICLES OF INCORPORATION

JUBILEE TRADING, INC

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations and to that end hereby adopts articles of incorporation as follows:

ARTICLE ONE

NAME

The name of the corporation is JUBILEE TRADING, INC.

ARTICLE TWO

LOCATION

The principle office of this corporation is to be at 3305 WEST SPRING MOUNTAIN ROAD, SUITE #60-A, LAS VEGAS, NEVADA, 89102.

ARTICLE THREE

PURPOSE

This corporation is authorized to carry on any lawful business or enterprise.

ARTICLE FOUR

CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 25,000 SHARES AT NO PAR VALUE.  Such shares are non-assessable.

ARTICLE FIVE

DIRECTORS

The members of the governing board of this corporation shall be styled directors.  The name and address of the member of the first board of directors is: GAYLE A GRANVILLE, c/o CHASE PUBLICATIONS, INC. 3305 WEST SPRING MOUNTAIN ROAD, #60-A, LAS VEGAS, NEVADA, 89102.

Directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director.  This provision does not eliminate or limit the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300.

ARTICLE SIX

INCORPORATOR

The name and address of the incorporator is GAYLE A GRANVILLE, c/o CHASE PUBLICATIONS, INC., 3305 WEST SPRING MOUNTAIN ROAD, SUITE #60-A, LAS VEGAS, NEVADA, 89102

ARTICLE SEVEN

PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

ARTICLE EIGHT

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

ARTICLE NINE

STATUTORY RESIDENT AGENT

The corporation does hereby name, constitute and appoint as its statutory resident agent within the State of Nevada for receipt of process of any other lawful purpose, CHASE PUBLICATIONS, INC., 3305 WEST SPRING MOUNTAIN ROAD, SUITE #60-A, LAS VEGAS, NEVADA, 89102. The resident agent’s telephone number is (800) 686-8626.  This appointment of resident agent shall be continuous unless otherwise changed by the Board of Directors of the corporation acting pursuant to the laws of the State of Nevada.

ARTICLE TEN

VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law.  Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, GAYLE A. GRANVILLE, for the purposes of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certificates that the facts herein stated are true, and I have accordingly hereunto set my hand this 1ST DAY OF APRIL 1996.

INCORPORATOR:

/s/ Gayle A Granville

Gayle A Granville

STATE OF NEVADA

COUNTY OF RIVERSIDE

Personally appeared GAYLE A GRANVILLE, before me, a notary public, and executed the above instrument.

SEAL

/s/ Janice E. Marshall

SIGNATURE OF NOTARY

Notary stamp or seal

Date 04-01-96

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY RESIDENT AGENT

CHASE PUBLICATIONS, INC., Hereby certifies that on APRIL 1ST, 1996 we accepted appointment as RESIDENT AGENT for JUBILEE TRADING, INC., in accordance with Sec 78.090, NRS 1957.

Furthermore, that the principal office of this state is located at 3305 WEST SPRING MOUNTAIN ROAD, SUITE #60-A, LAS VEGAS, NEVADA, 89102.

IN WITNESS WHEREOF, I have hereunto set my hand this_____ of APRIL 1996

/s/ Larry Termohler

LARRY TERMOHLER

SEAL	DEAN HELLER Secretary of State 202 North Carson Street Carson City Nevada 89701-4299 (775) 684 5708	Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	FILED# C7471-96 MAR 20 2002 IN THE OFFICE OF /s/ Dean Heller DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing for.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

-Remit in Duplicate-

1.

Name of corporation: JULBLEE TRADING, INC.______________________

__________________________________________________________________

2.

The articles have been amended as follows (provide article numbers, if available):

Article One: The name has been changed to: Porfavor, Corp.

Article Two: The principal office is 5630 West Manchester Blvd, Los Angeles, CA 90045

Articles Four: The authorized shares in the Corporation is changed from 25,000 (twenty five thousand) with no par value to 50,000,000 (fifty million) with a par value of .001

Article Five: The members of the governing board shall be styled as 3 (three) Directors.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  100%

4.

Officer Signature (Required):

/s/ Al Hernandez

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.